Exhibit 5.1

PRIVILEGED AND CONFIDENTIAL

December 13, 2007

CSX Transportation, Inc.
CSX Corporation
$380,821,000 6.251% Secured Equipment Notes Due 2023

Ladies and Gentlemen:

We have acted as counsel for CSX Transportation, Inc., a Virginia corporation (the “Company”), and CSX Corporation, a Virginia corporation (the “Guarantor”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule II to the Underwriting Agreement dated December 10, 2007 (the “Underwriting Agreement”), among the Company and the Guarantor and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the Underwriters, from the Company of $380,821,000 aggregate principal amount of the Company’s 6.251% Secured Equipment Notes due 2023 (the “Notes”) to be issued pursuant to an indenture (the “Base Indenture”) dated as of December 13, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture (the “Supplemental Indenture”) dated as of December 13, 2007 among the Company, the Guarantor and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, being herein referred to as the “Indenture”).  Pursuant to the Indenture, the Notes will be secured by a security interest in certain equipment (as described in the Indenture) and will be fully, unconditionally and irrevocably guaranteed (the “Guarantee”) as to payment of principal, premium, if any, and interest, if any, on an unsecured and unsubordinated basis by the Guarantor.  The Notes and the Guarantee are collectively referred to herein as the “Securities”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:  (a) the Articles of Incorporation of the Company and the Guarantor, as amended; (b) the By-laws of the Company and the Guarantor, as amended; (c) resolutions adopted by the Board of Directors of the Guarantor on December 13, 2006 and February 14, 2007, and the Action of Authorized Pricing Officers of the Guarantor dated as of December 10, 2007; (d) resolutions adopted by the Board of Directors of the Company on December 10, 2007; (e) the Post Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (Registration No. 333-140732) filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2007 (as so amended, the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of an indeterminate aggregate amount of various securities of the Guarantor and the Company, to be issued from time to time by the Guarantor and/or the Company; (f) the related Base Prospectus dated December 10, 2007 (together with the documents incorporated therein by reference, the “Base Prospectus”); (g) the Prospectus Supplement dated December 10, 2007, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Base Prospectus, the “Prospectus”); (h) the documents and other information described in Annex A to this letter (together, the “Disclosure Package”), including the Term Sheet, dated December 10, 2007, filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act (the “Term Sheet”); (i) the Underwriting Agreement; and (j) the Indenture and the form of the Note.  We have relied, with respect to certain factual matters, on the representations and warranties of the Company, the Guarantor and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement.  In particular, but without limitation, we have relied upon the Company’s and the Guarantor's representation that neither has been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.

Our identification of information as part of the Disclosure Package has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.  Assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and assuming that the Notes and the Guarantee have been duly authorized, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, (i) the Notes conform in all material respects to the description thereof contained in the Disclosure Package and Prospectus and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (ii) the Guarantee conforms in all material respects to the description thereof contained in the Disclosure Package and Prospectus and will constitute the legal, valid and binding obligation of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.  The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

3.  The Registration Statement initially became effective under the Securities Act on December 10, 2007; the Preliminary Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3), the Prospectus was filed with the Commission pursuant to Rule 424(b)(5), and the Term Sheet was filed with the Commission pursuant to Rule 433.  Thereupon, assuming prior payment by the Company or the Guarantor of the pay-as-you-go registration fee for the offering of Securities, upon the filing of the Prospectus with the Commission, the offering of the Securities as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

4.  Neither the Company nor the Guarantor is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.  The statements made in the Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute summaries of the terms of the Securities and the Indenture, and under the caption “Certain Tax Considerations,” insofar as they purport to describe the material tax consequences of an investment in Notes, fairly summarize the matters therein described.

6.  If the Company becomes a debtor under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 etseq. (as amended, the “Bankruptcy Code”), Section 1168 of the Bankruptcy Code will apply with respect to the locomotives subject to the security interests granted to the Trustee, as trustee for the holders of the Notes, created under the Indenture (collectively, the “Locomotives”).

7.  The provisions of the Indenture are sufficient to create in favor of the Trustee a security interest in all of the Company’s right, title and interest in such of the Indenture Estate (as defined therein) as constitutes “accounts”, “chattel paper”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property” and “letter-of-credit rights” within the meaning of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “New York UCC”) (such of the Indenture Estate being hereinafter referred to as the “Specified UCC Collateral”), to the extent that the creation of security interests in the Specified UCC Collateral is governed by the New York UCC.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the ownership or operation of a railroad to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

The opinion expressed in paragraph 6 relates solely to the applicability of Section 1168 of the Bankruptcy Code with respect to the Locomotives during a case under Chapter 11 of the Bankruptcy Code concerning the Company.

In connection with the opinion expressed in paragraph 6, we have assumed, with your permission, (i) that at the time of the issuance of the Notes and at all relevant times thereafter the Company is and remains the issuer of the Notes under the Indenture and (ii) the correctness of the opinions dated December 13, 2007, of Louis E. Gitomer, Esq. and the opinion dated December 13, 2007, of McCarthy Tétrault, copies of which have been delivered to you pursuant to paragraphs (d) and (e), respectively, of Section 5 of the Underwriting Agreement.  In addition, we have, with your permission, relied upon a certificate of the Company (a copy of which has been delivered to you) to the effect that (i) the Locomotives are locomotives owned by the Company, (ii) the Company is a carrier by railroad engaged in the transportation of property from place to place for compensation and it offers such services to the public generally and (iii) the Locomotives were first placed in service no earlier than January 1, 2001.

Our opinions expressed in paragraph 7 are further qualified as follows:

  (a) we express no opinion as to (i) rights in or title to any Indenture Estate held by the Company or (ii) the completeness or accuracy of the description in such documents of any Indenture Estate;

  (b) we express no opinion as to the creation or perfection of any security interests (i) in any item of Indenture Estate other than (as to creation) the Specified UCC Collateral, or (ii) in any item of Indenture Estate that is expressly excluded from the application of the New York UCC pursuant to Section 9-109 thereof;

  (c) we note that the creation of any security interest in “proceeds” is limited to the extent set forth in Section 9-315 of the New York UCC;

  (d) we express no opinion as to the perfection or priority of any security interest created under the Indenture;

  (e) in the case of property that becomes part of the Indenture Estate after the date hereof, Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

  (f) we express no opinion as to security interests in any item of collateral subject to any restriction on or prohibition against assignment or transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the New York UCC.  We note that even though the New York UCC may render such a restriction or prohibition ineffective for purposes of creation or perfection of a security interest, nonetheless, in many cases, such a security interest may represent only limited rights in the related items of collateral and be subject to various restrictions (including restrictions on rights of use, assignment and enforcement).

We express no opinion herein as to any provision of the Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Securities, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial, or (d) relates to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of security interests. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Notes to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes.

We express no opinion on whether any of the obligations of the Company or the Guarantor under the Indenture or the Securities or the grant of any security interest in the Indenture Estate is subject to avoidance under Section 548 of the Bankruptcy Code or other fraudulent transfer or conveyance law.

Our opinions relating to security interests are limited to Article 8 and Article 9 of the New York UCC and do not address (i) laws of jurisdictions other than New York, and laws of New York except for Article 8 or Article 9, as the case may be, (ii) collateral of a type not subject to Article 8 or Article 9 of the New York UCC, (iii) what law governs perfection and the effect of perfection or non-perfection of such security interests or (iv) the effect, if any, of laws of jurisdictions other than New York on the creation, perfection or priority of such security interests.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of Virginia.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion dated December 13, 2007, of Ellen M. Fitzsimmons, the Senior Vice President-Law and Public Affairs of the Company and the Senior Vice President-Law and Public Affairs and Corporate Secretary of the Guarantor, a copy of which has been delivered to you pursuant to paragraph (b) of Section 5 of the Underwriting Agreement, as to all matters of law covered therein relating to the laws of Virginia.

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We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters.  This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters or for any other purpose).  It may not be used, circulated, quoted or otherwise referred to for any other purpose.

                        Very truly yours,

                        /s/  Cravath, Swaine & Moore LLP
                        Cravath, Swaine & Moore LLP

The several Underwriters listed in Schedule II to the
Underwriting Agreement dated as of December 10,
2007, among CSX Transportation, Inc., CSX
Corporation and Citigroup Global Markets Inc. and
Morgan Stanley & Co. Incorporated, as
representatives of the several Underwriters

In care of
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Standard & Poor’s Ratings Services
55 Water Street
New York, NY 10004

Moody’s Investors Service, Inc.
99 Church Street
New York, NY 10007

O

ANNEX A

Preliminary Prospectus Supplement dated December 10, 2007.

Term Sheet dated December 10, 2007.